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                                                                       EXHIBIT 4

                            IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, Harry E. Figgie, Jr., hereby sells, assigns and transfers unto FIGGIE INTERNATIONAL INC. Fifty-Six Thousand Four Hundred Fifty (56,450) Shares of Class A Common Stock and One Hundred Thousand (100,000) Shares of Class B Common Stock of FIGGIE INTERNATIONAL INC. standing in my name on the books of said Corporation represented by Certificates Nos. FBU 9622 and FBU 9878 and does hereby irrevocably constitute and appoint the Senior Vice President-International, General Counsel and Secretary as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:    8/4/93
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                                Sign Here: /s/ Harry E. Figgie, Jr.
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In The Presence of:

/s/ Cheri A. Costello
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